Exhibit 99.2

Q1 2014 Investor Call May 9, 2014 Bill Lucia, President and CEO Walter Hosp, CFO Speakers

Safe Harbor Statement 2 This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and those anticipated, estimated or projected. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; the loss of one or more major clients, including through our failure to reprocure a contract or the reduction in scope or early termination of one or more of our significant contracts; our ability to effectively manage our growth to execute on our business plans; the risk that guidance may not be achieved; the risk that HMS will not receive a contract award for the current procurement; the growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; our ability to successfully integrate our acquisitions; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or client reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations. A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is available at www.hms.com under the “Investor Relations” tab. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Any forward-looking statements are made as of the date of this press release and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Use of Non-GAAP Measures This presentation contains non-GAAP measures. A reconciliation of these measures to GAAP measures is set forth in our press release issued on May 9, 2014, which is available under the Investor Relations Tab on the Company’s website (www.hms.com).

Discussion Outline 3 Q1 Financial Results Medicare RAC Medicaid Enrollment Commercial Market Strategic Outlook

Consolidated Statements of Income 4 ($ in thousands, except per share amounts) Three months ended 31-Mar-14 % y/y Revenue $104,707 (10%) Cost of services expenses 80,421 (6%) Selling, general & administrative expenses 16,489 4% Total operating expenses 96,910 (4%) Operating income 7,797 (49%) Net interest and other income/(expense) (2,055) (45%) Income before income taxes 5,742 (50%) Income taxes 2,389 (48%) Net income $3,353 (52%) Net income per diluted share $0.04 (50%) Diluted adjusted EPS $0.11 (27%) Weighted average common shares, diluted 87,935 (1%)

Revenue Without Medicare RAC 5 ($ in millions) ($ in millions) 5010 issues corrected 0 90 95 100 105 110 Q1 2012 88.1 Q2 2012 101.6 Q3 2012 90.0 Q4 2012 108.4 Q1 2013 93.8 Q2 2013 99.0 Q3 2013 94.7 Q4 2013 96.2 Q1 2014 94.1 0 100 200 300 400 500 2013 Act 492 2013 Medicare RAC -108 Revenue w/o Medicare RAC 384 10-11% Growth 38-42 2014 Guidance w/o Medicare RAC 422-426

Operating Margin Improvement 6 4% improvement in Q1 2014 operating margin without Medicare RAC ($ in thousands, except for percentages) Note: HDI expense reduction did not impact Q1 2014. Operating expenditures at HDI related to the Medicare RAC contract were not reduced until late March. The majority of the $4.4M operating expense improvement is related to the $94.1M non-Medicare RAC revenue. Q1 2013 Q1 2014 $ Variance % Variance Revenue 116,606 104,707 (11,898) -10% OPEX 101,339 96,910 (4,429) -4% Operating Margin 15,266 7,797 (7,469) -49% % Operating Margin 13% 7% NM -6% MC RAC Revenue 22,777 10,599 (12,177) -53% (+) Adjust for MC RAC Decline - 12,177 Operating Margin w/o Decline 15,266 19,974 4,708 31% % Adj. Operating Margin 13% 17% NM 4%

2014 Guidance 7 Without Medicare RAC Medicare RAC Revenue growth 10% - 11% Operating margin increase 5% - 6% Procurement timetable uncertain Procurement results variable Remain optimistic

Medicare RAC Procurement Update 8 Procurement protest denied by GAO; no further appeal by HMS CGI sues in Federal Court of Claims CMS to issue awards Best and Final discussions with CMS? Implementation

Significant Footprint in Medicaid Expansion States 9 Source: Avalere Health Research, “10 States Driving New Medicaid Enrollment”, April 7th, 2014 (New Medicaid Enrollment, February 2014) DC 100,000 or more (10) 20,000-99,999 (15) 1-19,999 (11+DC) No growth (9) No data reported (5) 3M of 4M new Medicaid lives already in HMS’s data

Growing Commercial Footprint 10 10 $1.50 - $6.50 PMPY 6.3 million lives added to commercial portfolio in past two quarters 7% 12% 2% 79% Coordination of Benefits Credit Balance Audits Fraud Waste and Abuse Clinical Services

Case Studies: Commercial Client Growth 11 1.2 million lives 5.8 million lives $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 2012 2013 2014E Revenue in $ thousands Clinical Services Fraud, Waste, and Absuse Data Mining/Overpayment Recovery Coordination of Benefits

Strategic Outlook 12 2014 is on track 10-11% growth in non-Medicare RAC revenue 5-6% margin improvement in non-Medicare RAC Increase in Medicaid enrollment positively impacting commercial and government businesses Continued growth in commercial sales Medicare RAC procurement progressing Strong 2015 growth profile

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